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                                                                     EXHIBIT 21


                   SUBSIDIARIES OF FREMONT GENERAL CORPORATION



Each of the subsidiary companies does business under its incorporated name.

1. Domestic Subsidiaries


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
NAME                                                           STATE OF INCORPORATION
----                                                           ----------------------
Comstock Insurance Company                                           California
Fremont Compensation Insurance Company                               California
Fremont Compensation Insurance Group, Inc.                           California
Fremont General Credit Corporation                                   California
Fremont General Insurance Agency, Inc.                               California
Fremont Health Corporation                                           California
Fremont Indemnity Company                                            California
Industrial Indemnity Insurance Services, Inc.                        California
Fremont Investment and Loan                                          California
Fremont Life Insurance Company                                       California
Fremont Pacific Insurance Company                                    California
Menlo Life Insurance Company                                           Arizona


2.  Foreign Subsidiaries


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
NAME                                                           STATE OF INCORPORATION
----                                                           ----------------------
Fremont Reinsurance Company, Ltd. (Bermuda)                            Bermuda